UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

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Quantum Corporation

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Under the terms of the settlement agreement entered into between the Company and Starboard Value, L.P. and certain of its affiliates in July 2014, if the Company failed to achieve certain objectives under its fiscal year 2015 business plan previously agreed between the Company and Starboard, then Starboard would have been entitled to nominate two additional directors to the Company’s board of directors following the release of the Company’s results for fiscal year 2015. The Company achieved all of the agreed business plan objectives. As a result, under the terms of the settlement agreement, the standstill provisions of the agreement automatically extended for an additional year, until a specified date prior to the deadline for the submission of stockholder nominations for the Company’s 2016 annual meeting, and Starboard is not entitled to nominate additional directors. The Company remains obligated, if requested by Starboard prior to the nomination deadline for the Company’s 2015 annual meeting, to re-nominate each of the four Starboard nominees (or any lesser number requested by Starboard) for election to the board of directors at the 2015 annual meeting, so long as Starboard remains the beneficial owner of the minimum number of shares of Common Stock specified in the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ SHAWN D. HALL
Shawn D. Hall
Senior Vice President, General Counsel and
Secretary

Dated: May 6, 2015